Exhibit 10.3

AMENDMENT ONE

TO THE

PENSION EQUALIZATION PLAN OF NEWMONT

WHEREAS, the Pension Equalization Plan of Newmont (the “Plan”) was restated by Newmont USA Limited (the “Plan Sponsor”) effective January 1, 2005;

WHEREAS, the Plan Sponsor has discovered a Plan provision that does not apply to the Plan and has never been applied in actual Plan administration;

WHEREAS, the Plan Sponsor wishes to amend the Plan effective January 1, 2005; and

WHEREAS, Section 8.02 of the Plan authorizes the Plan Sponsor to amend the Plan from time to time;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Under Article I, “Definitions,” the definition of “Salary” is restated as follows:

“Salary” means Salary as defined in the Pension Plan at the relevant time plus:

(a) with respect to a Participant who receives Executive Performance Incentive payments (“EPI”) for 2003 (the “Current Participants”), (i) any bonus awards paid to such Current Participant under the Newmont Intermediate Term Incentive Compensation Plan (the “ITIP”) which were earned in 2002 and prior years (but not including transitional cash payments with respect to the ITIP made in 2004, 2005 and 2006) and (ii) any bonus awards paid to such Current Participant under EPI beginning with EPI year 2003 through EPI year 2007, but not for any subsequent EPI year. Any such bonuses paid in the form of stock of the Company or any parent or subsidiary of the Company shall be included in Salary to the extent the Participant does not forfeit the stock and shall be included in Salary in equal monthly amounts over the period of the Participant’s employment during which the bonus was earned. The value of stock for this purpose shall be the value assigned by the Board of Directors of Newmont Mining Corporation when the stock is awarded. No more than the five bonuses earned with respect to five calendar years under the ITIP and/or EPI shall be taken into account in determining “Salary.” A Current Participant who Retires on or after January 1, 2008 will have an “Average Monthly Salary” equal to the greater of (x) the Current Participant’s “Average Monthly Salary” (as defined in the Pension Plan) calculated as of December 31, 2007 based upon the foregoing definition of Salary and not thereafter changed or (y) the Current Participant’s Average Monthly Salary as calculated under the foregoing provisions as of the date of the Current Participant’s Retirement; and

(b) with respect to Participants who did not receive EPI for 2003 (the “New Participants”), who are in salary grade 109, and who previously participated in the ITIP shall have bonus awards paid to such Participant under the ITIP which were earned in 2002 and prior years (but not including any transitional cash payments with respect to the

Pension Equalization Plan of Newmont

Amendment One Effective January 1, 2005

ITIP made in 2004, 2005 and 2006) included in Salary in the year earned in the same manner as Current Participants pursuant to paragraph (a) of the definition of “Salary” above for purposes of determining such Participant’s “Average Monthly Salary.”

2. The Administration Committee or its delegate is hereby authorized to take any action necessary to implement this amendment.

The foregoing was adopted this 27th day of March, 2006.

NEWMONT USA LIMITED

By:	/s/ Britt D. Banks
Name:	Britt D. Banks
Title:	Vice President

Pension Equalization Plan of Newmont

Amendment One Effective January 1, 2005